Exhibit 10.5

VIPER ENERGY, INC.

AMENDED AND RESTATED 2014 LONG TERM INCENTIVE PLAN

Section 1. Purpose of the Plan. The purpose of this Viper Energy, Inc. Amended and Restated 2014 Long Term Incentive Plan (the “Plan”) is to promote the interests of Viper Energy, Inc., a Delaware corporation (the “Company”) and its Affiliates by providing to Employees, Consultants and Directors who perform services for the Company and its subsidiaries incentive compensation awards to encourage superior performance. The Plan is also contemplated to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to advancing the business of the Company. The Plan amends and restates the Viper Energy Partners LP 2014 Long Term Incentive Plan (the “Original Plan”), which became effective as of June 17, 2014 (the “Effective Date”), in connection with the conversion of Viper Energy Partners LP from a Delaware limited partnership to a Delaware corporation on November 13, 2023. The Plan was adopted by the Board on November 13, 2023 and became effective as of November 13, 2023 (the “Amendment Effective Date”).

Section 2. Definitions. For purposes of the Plan, capitalized terms used but not otherwise defined herein shall have the meanings set forth below:

(a) “409A Award” means an Award that constitutes a “deferral of compensation” within the meaning of the 409A Regulations, whether by design, due to a subsequent modification in the terms and conditions of such Award or as a result of a change in applicable law following the date of grant of such Award, and that is not exempt from Section 409A of the Code pursuant to an applicable exemption.

(b) “409A Regulations” means the applicable Treasury regulations and other interpretive guidance promulgated pursuant to Section 409A of the Code.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(d) “Award” means an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Units, Stock Award, Substitute Award, Other Stock Based Award, Cash Award, Dividend Equivalent Right (whether granted alone or in tandem with respect to another Award other than Restricted Stock or a Stock Award) or Performance Award, in each case, granted under the Plan.

(e) “Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

(f) “Board” means the Board of Directors of the Company.

(g) “Cash Award” means an Award denominated in cash granted under Section 6(f) hereof.

(h) “Change of Control” means, and shall be deemed to have occurred upon, one or more of the following events, except as otherwise provided in an Award Agreement:

(i)            with respect to the Company:

a. any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than Diamondback Energy, Inc. (“Diamondback”), the Company or an Affiliate of either Diamondback or the Company, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the voting power of the voting securities of Diamondback or the Company;

b. the stockholders of the Company approve, in one transaction or a series of transactions, a plan of complete liquidation of the Company; or

c. the sale or other disposition by either Diamondback (so long as Diamondback is an Affiliate of the Company) or the Company of all or substantially all of its assets in one or more transactions to any Person other than an Affiliate.

(ii) so long as Diamondback is an Affiliate of the Company, a “Change in Control” as defined in the Diamondback 2012 Equity Incentive Plan, as such plan may be amended or superseded from time to time.

Notwithstanding the above, with respect to a 409A Award, a “Change of Control” with respect to a Participant for purposes of triggering the exercisability, settlement, or other payment or distribution of such 409A Award shall not occur unless that Change of Control of Diamondback or the Company also constitutes a “change in the ownership of a corporation,” a “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets,” in each case, within the meaning of 1.409A-3(i)(5) of the 409A Regulations (including without limitation 1.409A-3(i)(5)(ii)).

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(j) “Committee” means the Board or such committee as may be appointed by the Board to administer the Plan; provided, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be a “nonemployee director” within the meaning of Rule 16b-3(b)(3)

(k) “Common Stock” means the Class A common stock of the Company, par value $0.000001 per share, and such other securities as may be substituted or resubstituted for shares of Class A common stock.

(k) “Consultant” means an individual who renders consulting or advisory services to the Company or an Affiliate of either.

(l) “Director” means a member of the Board or the board of directors of an Affiliate of the Company who is not an Employee or a Consultant (other than in that individual’s capacity as a Director).

(m) “Dividend Equivalent Right” or “DER” means a contingent right, granted alone or in tandem with a specific Award (other than Restricted Stock or a Stock Award) under Section 6(g) hereof, to receive with respect to each share of Common Stock subject to the Award an amount in cash or shares of Common Stock, as determined by the Committee in its sole discretion, equal in value to the dividends declared by the Company with respect to a share of Common Stock during the period such Award is outstanding.

(n) “Employee” means an employee of the Company or an Affiliate of the Company, including, for the avoidance of doubt, a Seconded Employee (within the meaning of that certain Services and Secondment Agreement, dated as of November 2, 2023, by and between the Company, Diamondback E&P LLC, Viper Energy Partners LLC and Viper Energy Partners GP LLC). An employee on leave of absence may be considered as still in the employ of the Company or an Affiliate of the Company for purposes of eligibility for participation in this Plan.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” means, on any relevant date, the closing sales price of a share of Common Stock on the principal national securities exchange or other market in which trading in Common Stock occurs (or, if there is no trading in the Common Stock on such date, on the next preceding day on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If shares of Common Stock are not traded on a national securities exchange or other market at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made by the Committee in good faith using a “reasonable application of a reasonable valuation method” within the meaning of the 409A Regulations (specifically, §1.409A-l(b)(5)(iv)(B) of the 409A Regulations).

(q) “Option” means a right, granted under Section 6(b) hereof, to purchase shares of Common Stock at a specified price during specified time periods.

(r) “Other Stock Based Award” means an Award granted under Section 6(f) hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock.

(s) “Participant” means a Person who has been granted an Award under the Plan that remains outstanding, including a Person who is no longer an Employee, Consultant or Director.

(t) “Performance Award” means a right granted under Section 6(i) hereof to receive an Award based upon performance conditions specified by the Committee.

(u) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.

(w) “Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

(x) “Restricted Stock” means shares of Common Stock granted under Section 6(d) hereof that is subject to a Restricted Period.

(y) “Restricted Stock Unit” means a notional share of Common Stock granted under Section 6(d) hereof which upon vesting entitles the Participant to receive, at the time of settlement (which may or may not be coterminous with the vesting schedule of the Award), a share of Common Stock or an amount of cash equal to the Fair Market Value of a share of Common Stock, as determined by the Committee in its sole discretion. For the avoidance of doubt, each “Phantom Unit” (as defined in the Original Plan) outstanding prior to the Amendment Effective Date that remains outstanding on and following the Amendment Effective Date in accordance with its terms shall be deemed to be a Restricted Stock Unit hereunder.

(y) “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under Section 16 of the Exchange Act or any successor rule or regulation thereto as in effect from time to time.

(z) “SEC” means the Securities and Exchange Commission, or any successor thereto.

(bb) “Stock Dividend Right” or “SDR” means a dividend attributable to a share of Restricted Stock.

(cc) “Stock Appreciation Right” or “SAR” means a contingent right granted under Section 6(c) hereof that entitles the holder to receive, in cash or shares of Common Stock, as determined by the Committee in its sole discretion, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the exercise date of the Stock Appreciation Right (or another specified date) over the exercise price of the Stock Appreciation Right.

(dd) “Stock Award” means a grant under Section 6(e) hereof of shares of Common Stock that is not subject to a Restricted Period.

(ee) “Substitute Award” means an Award granted under Section 6(h) hereof in substitution for a similar award as a result of certain business transactions.

Section 3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer this Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Employees, Consultants and Directors as Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by Awards; (iv) determine the terms and conditions of any Award, consistent with the terms of the Plan, which terms may include any provision regarding the acceleration of vesting or waiver of forfeiture restrictions or any other condition or limitation regarding an Award, based on such factors as the Committee shall determine, in its sole discretion; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and delegate to and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, and any beneficiary of a Participant. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting the power or authority of the Committee. Subject to the Plan and any applicable law, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any, and provided that the Committee may not delegate its duties where such delegation would violate any applicable law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Participants who are subject to Section 16(b) of the Exchange Act. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer. Any such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan.

(b) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or their Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of their Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.

(c) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to, or other transaction by, a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 or another applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of the Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 or such other exemption as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or such other exemption.

Section 4. Shares.

(a) Limits on Shares Deliverable. Subject to adjustment as provided in Section 4(c) and Section 7, the number of shares of Common Stock that may be delivered with respect to Awards under the Plan will not exceed 9,144,000 (for the avoidance of doubt, common units issued or deliverable under the Original Plan constitute shares of Common Stock issued or deliverable under the Plan). Shares of Common Stock withheld from an Award or surrendered by a Participant to satisfy the Company’s or an Affiliate’s tax withholding obligations (including the withholding of shares of Common Stock with respect to Restricted Stock) or to satisfy the payment of any exercise price with respect to the Award shall not be considered to be shares of Common Stock delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised, settled in cash, or otherwise terminates or expires without the actual delivery of shares of Common Stock pursuant to such Award (the grant of Restricted Stock is not a delivery of shares of Common Stock for this purpose), the shares of Common Stock subject to such Award shall again be available for Awards under the Plan (including shares of Common Stock not delivered in connection with the exercise of an Option or Stock Appreciation Right). There shall not be any limitation on the number of Awards that may be granted and paid in cash. No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Common Stock issuable in settlement of or relating to then-outstanding Awards.

(b) Sources of Shares Deliverable Under Awards. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of newly issued shares of Common Stock, shares of Common Stock acquired in the open market, from any Affiliate, the Company or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

(c) Anti-dilution Adjustments. Notwithstanding anything contained in Section 7, with respect to any “equity restructuring” event that could result in an additional compensation expense to the Company pursuant to the provisions of Financial Accounting Standards Board, Accounting Standards Codification, Topic 718—Stock Compensation (“ASC 718”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of shares of Common Stock covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such restructuring event and shall adjust the number and type of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such event. With respect to any other similar event that would not result in an accounting charge under ASC 718 if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event. In the event the Committee makes any adjustment pursuant to the foregoing provisions of this Section 4(c), the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock that may be delivered with respect to Awards under the Plan as provided in Section 4(a) and the kind of shares of Common Stock or other securities available for grant under the Plan.

Section 5. Eligibility. Any Employee, Consultant or Director, in each case, who provides services to the Company and/or its subsidiaries shall be eligible to be designated a Participant and receive an Award under the Plan. If the shares of Common Stock issuable pursuant to an Award are intended to be registered with the SEC on Form S-8, then only “employees,” “consultants,” and “directors” of the Company or a parent or subsidiary of the Company (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award.

Section 6. Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 7(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms permitting a Participant to make elections relating to his or her Award. Subject to Section 7(a), the Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan.

(b) Options. The Committee may grant Options to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the number of shares of Common Stock to be covered by each Option, the exercise price therefor and the Restricted Period and other conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per share of Common Stock purchasable under an Option shall be determined by the Committee at the time the Option is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the Option. For purposes of this Section 6(b)(i), the Fair Market Value of a share of Common Stock shall be determined as of the date of grant.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and the Restricted Period with respect to an Option grant, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance conditions or other events, and the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, (A) cash (including by certified check, bank draft or money order, or wire transfer of immediately available funds) at the time the Option is exercised; or (B) in the Committee’s discretion and on such terms as the Committee approves: (1) by delivering or constructively tendering by means of attestation whereby a Participant identifies for delivery specific duly endorsed shares of Common Stock having a Fair Market Value as of the date of exercise equal to the aggregate exercise price and receives a number of shares of Common Stock equal to the difference between the number of shares of Common Stock thereby purchased and the number of identified attestation shares of Common Stock (provided that any shares of Common Stock used for this purpose must have been held by the Participant for such minimum period of time, if any, as may be established from time to time by the Committee), (2) by notice of net issue exercise including a statement directing the Company to issue a number of shares of Common Stock as to which the Option is exercised, but retain from transfer the number of shares of Common Stock with a Fair Market Value as of the date of exercise equal to the aggregate exercise price, in which case the Option will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company, or (3) to the extent permissible under applicable law, through delivery of irrevocable instructions to a broker to sell a sufficient number of the shares of Common Stock being exercised to cover the aggregate exercise price and delivery to the Company on behalf of the Company (on the same day that the shares of Common Stock issuable upon exercise are delivered) of the amount of sale proceeds required to pay the aggregate exercise price; or (C) any combination of the foregoing having a Fair Market Value on the exercise date equal to the relevant exercise price.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options shall be forfeited by the Participant. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.

(c) Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to any eligible Employee, Consultant or Director. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Stock Appreciation Rights shall be granted, the number of shares of Common Stock to be covered by each grant, whether shares of Common Stock or cash shall be delivered upon exercise, the exercise price therefor and the conditions and limitations applicable to the exercise of the Stock Appreciation Rights, including the following terms and conditions and such additional terms and conditions as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

(i) Exercise Price. The exercise price per Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted but, except with respect to Substitute Awards, may not be less than the Fair Market Value of a share of Common Stock as of the date of grant of the Stock Appreciation Right. For purposes of this Section 6(c)(i), the Fair Market Value of a share of Common Stock shall be determined as of the date of grant.

(ii) Time of Exercise. The Committee shall determine the Restricted Period and the time or times at which a Stock Appreciation Right may be exercised in whole or in part, which may include, without limitation, accelerated vesting upon the achievement of specified performance conditions or other events.

(iii) Forfeitures. Except as otherwise provided in the terms of the Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Stock Appreciation Rights awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Stock Appreciation Rights.

(d) Restricted Stock and Restricted Stock Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Stock or Restricted Stock Units shall be granted, the number of shares of Restricted Stock or Restricted Stock Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Stock or Restricted Stock Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards.

(i) SDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Stock may provide that the dividends, if any, attributable to a share of Restricted Stock shall be subject to the same forfeiture and other restrictions as such share of Restricted Stock and, if restricted, such dividends shall be held, without interest, until such share of Restricted Stock vests or is forfeited with the SDR being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such dividends be used to acquire additional Restricted Stock for the Participant. Such additional Restricted Stock may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the SDRs in the Award Agreement, SDRs shall be paid to the holder of the Restricted Stock without restriction at the same time as cash distributions are paid by the Company to its stockholders.

(ii) Forfeitures. Except as otherwise provided in the terms of the applicable Award Agreement, upon termination of a Participant’s employment or service, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Stock and Restricted Stock Units awarded to the Participant shall be automatically forfeited on such termination. Subject to Section 7(a), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Stock and/or Restricted Stock Units.

(iii) Lapse of Restrictions.

(A) Restricted Stock Units. Following the vesting of and at the time of settlement specified for each Restricted Stock Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to settlement of such Restricted Stock Unit and shall receive one share of Common Stock or an amount in cash equal to the Fair Market Value of a share of Common Stock, as determined by the Committee in its discretion.

(B) Restricted Stock. Upon the vesting of each share of Restricted Stock, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Award so that the Participant then holds an unrestricted share of Common Stock.

(e) Stock Awards. The Committee shall have the authority to grant a Stock Award under the Plan to any Employee, Consultant or Director in a number determined by the Committee in its discretion, as a bonus or additional compensation or in lieu of cash compensation the individual is otherwise entitled to receive, in such amounts as the Committee determines to be appropriate.

(f) Other Stock Based Awards; Cash Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Employees, Consultants and Directors such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of this Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Common Stock, purchase rights for shares of Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of shares of Common Stock or the value of securities of or the performance of specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock Based Awards. Shares of Common Stock delivered pursuant to an Other Stock Based Award in the nature of a purchase right granted under this Section 6(f) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, shares of Common Stock, other Awards, or other property, as the Committee shall determine. Cash Awards, as an element of or supplement to, or independent of any other Award under this Plan, may also be granted pursuant to this Section 6(f).

(g) DERs. To the extent provided by the Committee, in its discretion, an Employee, Consultant or Director may be granted a stand-alone DER or another Award (other than Restricted Stock or a Stock Award) granted to an Employee, Consultant or Director may include a tandem DER grant, in either case, which may provide that such DERs shall be paid directly to the Participant, be reinvested into additional Awards, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award (if any), or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in the Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its stockholders.

(h) Substitute Awards. Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity, including an acquisition of the assets of another entity. Such Substitute Awards that are Options or Stock Appreciation Rights may have exercise prices less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with Section 409A of the Code and the 409A Regulations and other applicable laws and exchange rules.

(i) Performance Awards. The right of an Employee, Consultant or Director to exercise or receive a grant or settlement of any Award, and the vesting or timing thereof, may be subject to such performance conditions as may be specified by the Committee.

(i) Performance Goals Generally. The performance conditions for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee in its sole discretion. The Committee may determine that such Performance Awards shall be granted, exercised, vested, and/or settled upon achievement of any one performance condition or that two or more performance conditions must be achieved as a condition to grant, exercise, vesting and/or settlement of such Performance Awards. The Committee may establish any such performance conditions and goals based on one or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates or business or geographical units of the Company, as determined by the Committee in its discretion, which may include (but are not limited to) one or more of the following: (A) earnings per share, (B) revenues, (C) cash flow, (D) cash flow from operations, (E) cash flow return, (F) return on net assets, (G) return on assets, (H) return on investment, (I) return on capital, (J) return on equity, (K) economic value added, (L) operating margin, (M) contribution margin, (N) net income, (O) net income per share, (P) pretax earnings, (Q) pretax earnings before interest, depreciation and amortization, (R) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items, (S) total stockholder return, (T) debt reduction, (U) market share, (V) change in the Fair Market Value of the shares of Common Stock, (W) operating income, and (X) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Performance conditions may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Performance Periods. Achievement of performance conditions in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee.

(iii) Settlement. At the end of the applicable performance period, the Committee shall determine the amount, if any, of the potential Performance Award that will be granted or that will become vested, exercised and/or settled. Settlement of such Performance Awards shall be in cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of a settlement otherwise to be made in connection with such Performance Awards.

(j) Certain Provisions Applicable to Awards.

(i) Stand-Alone, Additional, Tandem and Substitute Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to, in substitution for, or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. If an Award is granted in substitution or exchange for another Award, the Committee shall require the surrender of such other Award in consideration for the grant of the new Award. Awards under the Plan may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate, in which the value of shares of Common Stock subject to the Award is equivalent in value to the cash compensation, or in which the exercise price, grant price, or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying shares of Common Stock minus the value of the cash compensation surrendered.

(ii) Limits on Transfer of Awards.

(A) Except as provided in Section 6(j)(ii)(C) below, each Option and Stock Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in Section 6(j)(ii)(C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

(C) To the extent specifically provided by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee.

(iv) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan, any applicable Award Agreement and applicable law, payments to be made by the Company or any Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including without limitation cash, shares of Common Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. Except as otherwise provided herein, the settlement of any Award may be accelerated, and cash paid in lieu of shares of Common Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change of Control). Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of DERs or other amounts in respect of installment or deferred payments denominated in shares of Common Stock. This Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(v) Evidencing Shares. The shares of Common Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including, but not limited to, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such shares of Common Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.

(vi) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.

(vii) Delivery of Shares or other Securities and Payment by Participant. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of shares of Common Stock pursuant to the exercise, vesting and/or settlement of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain shares of Common Stock to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No shares of Common Stock or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

(viii) Additional Agreements. Each Employee, Consultant or Director to whom an Award is granted under this Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Person’s termination of employment or service to a general release of claims and/or a noncompetition agreement in favor of the Company and their Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.

(ix) Termination of Employment. Except as provided herein, the treatment of an Award upon a termination of employment or any other service relationship by and between a Participant and the Company or any Affiliate shall be specified in the Award Agreement controlling such Award.

(x) Compliance with Law. Each Participant to whom an Award is granted under this Plan shall not sell or otherwise dispose of any share of Common Stock that is acquired upon grant or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which the shares of Common Stock are then listed.

Section 7. Amendment and Termination. Except to the extent prohibited by applicable law:

(a) Amendments to the Plan and Awards. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the shares of Common Stock are traded, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of shares of Common Stock available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. Notwithstanding the foregoing, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that (i) no change, other than pursuant to Section 7(b), 7(c), 7(d), 7(e), or 7(g) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant; and (ii) no such waiver, amendment or alternation contemplated under this Section 7(a) shall be effective if such wavier, amendment or alternation would subject a Participant to additional taxes under Section 409A of the Code.

(b) Subdivision or Consolidation of Shares. The terms of an Award and the number of shares of Common Stock authorized pursuant to Section 4(a) for issuance under the Plan shall be subject to adjustment from time to time, in accordance with the following provisions:

(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a stock split, by the issuance of a stock dividend, or otherwise) the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock or in the event the Company distributes an extraordinary cash dividend, then, as appropriate, (A) the maximum number of shares of Common Stock available for the Plan or in connection with Awards as provided in Section 4(a) shall be increased proportionately, and the kind of shares of Common Stock or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse stock split, or otherwise) the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, then, as appropriate, (A) the maximum number of shares of Common Stock for the Plan or available in connection with Awards as provided in Section 4(a) shall be decreased proportionately, and the kind of shares of Common Stock or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Common Stock (or other kind of securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the exercise price) for each share of Common Stock (or other kind of securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.

(iii) Whenever the number of shares of Common Stock subject to outstanding Awards and the price for each share of Common Stock subject to outstanding Awards are required to be adjusted as provided in this Section 7(b), the Committee shall promptly prepare a notice setting forth, in reasonable detail, the event requiring adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the change in price and the change in the number of shares of Common Stock, other securities, cash, or property subject to each Award after giving effect to the adjustments. The Committee shall promptly provide each affected Participant with such notice.

(iv) Adjustments under Sections 7(b)(i) and (ii) shall be made by the Committee, and its determination as to what adjustments shall be made and the extent thereof shall be final, binding, and conclusive. No fractional interest shall be issued under the Plan on account of any such adjustments.

(c) Recapitalizations. If the Company recapitalizes, reclassifies its equity securities, or otherwise changes its capital structure (a “recapitalization”) without a Change of Control, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of Common Stock or other securities to which the holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to the recapitalization, the holder had been the holder of record of the number of shares of Common Stock then covered by such Award and the limitation provided in Section 4(a) shall be adjusted in a manner consistent with the recapitalization.

(d) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share of Common Stock, if applicable.

(e) Change of Control. Notwithstanding any other provisions of the Plan or any Award Agreement to the contrary, upon a Change of Control, the Committee, acting in its sole discretion without the consent or approval of any holder, may affect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards: (i) remove any applicable forfeiture restrictions on any Award; (ii) accelerate the time of exercisability or the time at which the Restricted Period shall lapse to a specified date, before or after such Change of Control, specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate; (iii) provide for a cash payment with respect to outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then subject to a Restricted Period or other restrictions pursuant to the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Awards (with respect to all shares subject to such awards) and pay to each holder an amount of cash per share of Common Stock equal to the amount calculated in Section 7(f) (the “Change of Control Price”) less the exercise price, if any, applicable to such Awards; provided, however, that to the extent the exercise price of an Option or a Stock Appreciation Right exceeds the Change of Control Price, no consideration will be paid with respect to that Award; (iv) cancel Awards that remain subject to a Restricted Period as of the date of a Change of Control without payment of any consideration to the Participant for such Awards; or (v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control (including, but not limited to, the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof); provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding.

(f) Change of Control Price. The “Change of Control Price” shall equal the amount determined in clause (i), (ii), (iii), (iv) or (v), whichever is applicable, as follows: (i) the price per share of Common Stock offered to stockholders in any merger or consolidation, (ii) the value per share of Common Stock immediately before the Change of Control without regard to assets sold in the Change of Control and assuming the Company, as applicable, has received the consideration paid for the assets in the case of a sale of the assets, (iii) the amount distributed per share of Common Stock in a dissolution transaction, (iv) the price per share of Common Stock offered to stockholders in any tender offer or exchange offer whereby a Change of Control takes place, or (v) if such Change of Control occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 7(f), the Fair Market Value per share of Common Stock of the shares of Common Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 7(f) or Section 7(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(g) Impact of Events on Awards Generally. In the event of changes in the outstanding shares of Common Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 7, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion, which adjustment may, in the Committee’s discretion, be described in the Award Agreement and may include, but not be limited to, adjustments as to the number and price of shares of Common Stock or other consideration subject to such Awards, accelerated vesting (in full or in part) of such Awards, conversion of such Awards into awards denominated in the securities or other interests of any successor Person, or the cash settlement of such Awards in exchange for the cancellation thereof or the cancellation of unvested Awards with or without consideration. In the event of any such change in the outstanding shares of Common Stock, the aggregate number of shares of Common Stock available under this Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company or an Affiliate, the Company or an Affiliate is authorized to deduct, withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, shares of Common Stock, shares of Common Stock that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy its withholding obligations for the payment of such taxes; provided, that if such tax obligations are satisfied through the withholding of shares of Common Stock that are otherwise issuable to the Participant pursuant to an Award (or through the surrender of shares of Common Stock by the Participant to the Company or Affiliate), the number of shares of Common Stock that may be so withheld (or surrendered) shall be limited to the number of shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the applicable minimum statutory withholding rates for U.S. federal, state and/or local tax purposes, including payroll taxes, as determined by the Company or an Affiliate. Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, such tax withholding may be effected by withholding, selling or receiving shares of Common Stock or other property and making cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee (which for these purposes shall be comprised of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) or the full Board and which such discretion may not be delegated to management).

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to continue to be employed, to continue providing consulting services, or to remain on the Board, as applicable. Furthermore, the Company or an Affiliate may at any time dismiss a Participant from employment or his or her service relationship free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(f) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.

(g) No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Common Stock or whether such fractional shares of Common Stock or any rights thereto shall be canceled, terminated, or otherwise eliminated with or without consideration.

(h) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(i) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

(j) Allocation of Costs. Nothing herein shall be deemed to override, amend, or modify any cost sharing arrangement, omnibus agreement, or other arrangement between Diamondback, the Company and any Affiliate regarding the sharing of costs between those entities.

(k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

(l) Compliance with Section 409A. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from Section 409A of the Code and the 409A Regulations, and Awards should be interpreted accordingly. In no event will any action taken by the Committee pursuant to Section 7 hereof result in the creation of nonqualified deferred compensation within the meaning of Section 409A of the Code or the 409A Regulations or in the imposition of additional taxes on Participants under Section 409A of the Code. The applicable provisions of Section 409A of the Code and the 409A Regulations are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.

(m) Specified Employee under Section 409A of the Code. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code and the 409A Regulations) becomes entitled to a payment under an Award which is a 409A Award on account of a “separation from service” (as defined under Section 409A of the Code and the 409A Regulations), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and paid in a lump sum without interest.

(n) No Guarantee of Tax Consequences. The Committee will attempt to structure Awards with terms and conditions and to exercise its powers and authority under the Plan in a manner that will not result in adverse tax consequences to Participants under any applicable laws; however, none of the Board, the Committee, the Company nor the Company or any Affiliate thereof makes any commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant.

(o) Clawback. This Plan is subject to any written clawback policies the Company, with the approval of the Board, may adopt. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under this Plan to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to this Plan.

Section 9. Term of the Plan. The Original Plan became effective on the Effective Date. The Plan shall be effective on the Amendment Effective Date and shall continue until the earliest of (i) the date terminated by the Board, (ii) all shares of Common Stock available under the Plan have been delivered to Participants, or (iii) the 10th anniversary of the Effective Date. However, any Award granted prior to such termination, and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of this Plan, shall extend beyond such termination date until the final disposition of such Award.